Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-11 (Amendment No. 1) of our report dated May 16, 2016, with respect to the audited consolidated financial statements of Gastroenterology Center of the Mid-South, P.C. and Subsidiary, d/b/a Gastro One, for the years ended December 31, 2015 and December 31, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Watkins Uiberall, PLLC

www.wucpas.com

Memphis, Tennessee

May 19, 2016

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